AEP Reports 2010 Third-Quarter Earnings

COLUMBUS, Ohio, Oct. 19 /PRNewswire-FirstCall/ --

  Third-quarter earnings $1.16 per share GAAP and $1.15 per share ongoing
  Company narrows 2010 ongoing earnings guidance range to between $2.95 and $3.05 per share
  Continued favorable impact of weather throughout entire service territory
  Industrial sales growth experienced for two consecutive quarters

AMERICAN ELECTRIC POWER Preliminary, unaudited results
	3rd quarter ended Sept. 30			Nine months ended Sept. 30
	2010	2009	Variance	2010	2009	Variance
Revenue ($ in billions)	4.1	3.5	0.6	11.0	10.2	0.8
Earnings ($ in millions):
GAAP	555	443	112	1,035	1,119	(84)
Ongoing	552	443	109	1,272	1,124	148
EPS ($):
GAAP	1.16	0.93	0.23	2.16	2.47	(0.31)
Ongoing	1.15	0.93	0.22	2.65	2.49	0.16
EPS based on 480mm shares in Q3 2010, 477mm in Q3 2009, 479mm in 9 mo. 2010 and 452mm in 9 mo. 2009

American Electric Power (NYSE: AEP) today reported 2010 third-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $555 million or $1.16 per share, compared with $443 million or $0.93 per share for third-quarter 2009.

Ongoing earnings (earnings excluding special items) for third-quarter 2010 were $552 million or $1.15 per share, compared with $443 million or $0.93 per share in third-quarter 2009.

GAAP earnings for the third quarter were $3 million higher than ongoing earnings as a result of minor changes in the cost estimate of the restructuring program implemented the previous quarter.

The per-share results for third-quarter 2010 reflect the dilutive effect of additional shares outstanding, which reduced ongoing earnings by $0.01 per share for the quarter and $0.16 per share year to date.

A full reconciliation of GAAP earnings with ongoing earnings for the quarter and year to date is included in tables at the end of this news release.

"We had solid financial performance in the third quarter, with load created by hotter-than-normal weather offsetting the continued slow economic recovery," said Michael G. Morris, AEP chairman, president and chief executive officer.

Morris noted that industrial sales increased from the prior year for the second consecutive quarter. AEP saw a 6 percent increase in industrial sales in the third quarter when compared with the same period last year. The company reported a similar increase in the second quarter.

"We have seen improvement in the industrial sector from the lows of 2009, but demand in other sectors is essentially flat," Morris said. "We benefited from our geographic diversity, with industrial sales volumes in most of our service territories showing growth over the prior period."

EARNINGS GUIDANCE

AEP narrowed its ongoing earnings guidance range for 2010 to between $2.95 and $3.05 per share from the previous guidance range of between $2.80 and $3.20 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT $ in millions except EPS
	Q3 10	Q3 09	Variance	9 mo. 10	9 mo. 09	Variance
Utility Operations	534	445	89	1,244	1,114	130
Ongoing EPS	1.12	0.93	0.19	2.60	2.47	0.13
AEP River Operations	15	10	5	19	22	(3)
Ongoing EPS	0.03	0.02	0.01	0.04	0.05	(0.01)
Generation and Marketing	0	5	(5)	17	33	(16)
Ongoing EPS	0.00	0.01	(0.01)	0.03	0.07	(0.04)
All Other	3	(17)	20	(8)	(45)	37
Ongoing EPS	0.00	(0.03)	0.03	(0.02)	(0.10)	0.08
Ongoing Earnings	552	443	109	1,272	1,124	148
Ongoing EPS	1.15	0.93	0.22	2.65	2.49	0.16
EPS based on 480mm shares in Q3 2010, 477mm in Q3 2009, 479mm in 9 mo. 2010 and 452mm in 9 mo. 2009

Ongoing earnings from Utility Operations increased by $89 million during third-quarter 2010 compared with third-quarter 2009. This reflects the continuing favorable impact of rate changes and the favorable weather throughout AEP's utility service territory.

AEP's River Operations results for the period improved $5 million from the prior period because of increased southbound volumes resulting from the earlier-than-normal harvest season.

Ongoing earnings from Generation and Marketing, which includes AEP's non-regulated generating, marketing and risk management activities primarily in the Electric Reliability Council of Texas (ERCOT) area, decreased $5 million when compared with the same period in 2009 because of reduced deal flow.

All Other, which includes the Parent Company and other investments, improved $20 million over the prior year, primarily as a result of favorable tax adjustments.

ONGOING RESULTS FROM UTILITY OPERATIONS $ in millions except EPS
	Q3 10	Q3 09	Variance	9 mo. 10	9 mo. 09	Variance
East Regulated Integrated Utilities	737	611	126	2,160	1,909	251
Ohio Companies	777	742	35	2,153	2,063	90
West Regulated Integrated Utilities	435	357	78	1,050	906	144
Texas Wires	171	167	4	472	434	38
Off-System Sales	112	70	42	244	201	43
Transmission Revenue - 3rd Party	95	95	0	277	269	8
Other Operating Revenue	151	202	(51)	402	593	(191)
Utility Gross Margin	2,478	2,244	234	6,758	6,375	383
Operations & Maintenance	(852)	(796)	(56)	(2,467)	(2,404)	(63)
Depreciation & Amortization	(413)	(412)	(1)	(1,205)	(1,173)	(32)
Taxes Other Than Income Taxes	(210)	(191)	(19)	(603)	(573)	(30)
Interest Expense & Preferred Dividend	(239)	(233)	(6)	(712)	(681)	(31)
Other Income & Deductions	38	39	(1)	119	94	25
Income Taxes	(268)	(206)	(62)	(646)	(524)	(122)
Utility Operations Ongoing Earnings	534	445	89	1,244	1,114	130
Ongoing EPS	1.12	0.93	0.19	2.60	2.47	0.13
EPS based on 480mm shares in Q3 2010, 477mm in Q3 2009, 479mm in 9 mo. 2010 and 452mm in 9 mo. 2009

Retail Sales – Results for the third quarter were $243 million higher than in the same period in 2009, primarily because of the favorable impact of weather, favorable rate changes and improved industrial sales, indicating some overall improvement in the economy. Retail Sales includes the East Regulated Integrated Utilities, Ohio Companies, West Regulated Integrated Utilities and Texas Wires.

Off-System Sales – Gross margins from Off-System Sales for the third quarter were $42 million higher than for the prior period, primarily because of increased sales volumes and improving market prices.

Transmission Revenues – 3rd Party– Transmission Revenues for third-quarter 2010 were comparable with the prior year.

Other Operating Revenue – Other Operating Revenue was lower in third-quarter 2010 when compared with the same period in 2009 primarily because of the accidental-outage insurance payments in the prior period related to the September 2008 turbine vibration and subsequent outage at the Donald C. Cook Nuclear Plant in Bridgman, Mich. Receipt of insurance payments ceased when the unit returned to service in December 2009.

Operations & Maintenance – O&M expenses for third-quarter 2010 were higher because of expenses associated with dollar-for-dollar rate recovery and employee-related costs.

Depreciation & Amortization – Depreciation & Amortization expenses for third-quarter 2010 were comparable with the same period last year.

Interest Expense & Preferred Dividends – The increase in Interest Expense for third- quarter 2010 was primarily because of increased long-term debt outstanding when compared with 2009.

Other Income & Deductions – Other Income & Deductions for third-quarter 2010 was comparable with the same period in 2009.

WEBCAST

American Electric Power's management meeting in New York with financial analysts will be broadcast live over the Internet at 8:10 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the meeting and visuals of charts and graphics referred to by AEP management during the meeting. The charts and graphics will be available for download at http://www.aep.com/go/webcasts.

The webcast of the meeting will be archived on http://www.aep.com/go/webcasts for those unable to listen during the live webcast. Archived audio also is available as podcasts.

Minimum requirements to listen to the broadcast: Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate and growth in, or contraction within, AEP's service territory and changes in market demand and demographic patterns; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load and customer growth; weather conditions, including storms, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover Indiana Michigan Power's Donald C. Cook Nuclear Plant Unit 1 restoration costs through warranty, insurance and the regulatory process; AEP's ability to recover regulatory assets and stranded costs in connection with deregulation; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity, including the Turk Plant, and transmission line facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur dioxide, nitrogen oxides, mercury, carbon, soot or particulate matter and other substances or additional regulation of flyash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including AEP's dispute with Bank of America); AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of electric security plans and related regulation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power Financial Results for 3rd Quarter 2010 Actual vs 3rd Quarter 2009 Actual

		2010 Actual		2009 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	737		611
2	Ohio Companies	777		742
3	West Regulated Integrated Utilities	435		357
4	Texas Wires	171		167
5	Off-System Sales	112		70
6	Transmission Revenue - 3rd Party	95		95
7	Other Operating Revenue	151		202
8	Utility Gross Margin	2,478		2,244

9	Operations & Maintenance	(852)		(796)
10	Depreciation & Amortization	(413)		(412)
11	Taxes Other than Income Taxes	(210)		(191)
12	Interest Exp & Preferred Dividend	(239)		(233)
13	Other Income & Deductions	38		39
14	Income Taxes	(268)		(206)
15	Utility Operations Ongoing Earnings	534	1.12	445	0.93

	NON-UTILITY OPERATIONS:
16	AEP River Operations	15	0.03	10	0.02
17	Generation & Marketing	-	-	5	0.01

18	Parent & Other Ongoing Earnings	3	-	(17)	(0.03)

19	ONGOING EARNINGS	552	1.15	443	0.93

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power Financial Results for the 3rd Quarter 2010 Reconciliation of Ongoing to Reported Earnings
	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	534	15	-	3	552	$ 1.15

Other:
Restructuring Program	5	(1)	-	(1)	3	$ 0.01

Total Special Items	5	(1)	-	(1)	3	$ 0.01

Reported Earnings	539	14	-	2	555	$ 1.16

Financial Results for the 3rd Quarter 2009 Reconciliation of Ongoing to Reported Earnings
	2009
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	445	10	5	(17)	443	$ 0.93

Total Special Items	-	-	-	-	-	$ -

Reported Earnings	445	10	5	(17)	443	$ 0.93

American Electric Power Summary of Selected Sales Data (Data based on preliminary, unaudited results)

	Three Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2010	2009	Change

Retail Electric (in millions of kWh):
Residential	17,817	15,968	11.6%
Commercial	14,032	13,569	3.4%
Industrial	14,460	13,642	6.0%
Miscellaneous	832	798	4.3%
Total Retail (a)	47,141	43,977	7.2%

Wholesale Electric (in millions of kWh): (b)	10,689	8,285	29.0%

Total KWHs	57,830	52,262	10.7%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies (b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers

American Electric Power Financial Results for YTD September 2010 Actual vs YTD September 2009 Actual
		2010 Actual		2009 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	2,160		1,909
2	Ohio Companies	2,153		2,063
3	West Regulated Integrated Utilities	1,050		906
4	Texas Wires	472		434
5	Off-System Sales	244		201
6	Transmission Revenue - 3rd Party	277		269
7	Other Operating Revenue	402		593
8	Utility Gross Margin	6,758		6,375

9	Operations & Maintenance	(2,467)		(2,404)
10	Depreciation & Amortization	(1,205)		(1,173)
11	Taxes Other than Income Taxes	(603)		(573)
12	Interest Exp & Preferred Dividend	(712)		(681)
13	Other Income & Deductions	119		94
14	Income Taxes	(646)		(524)
15	Utility Operations Ongoing Earnings	1,244	2.60	1,114	2.47

	NON-UTILITY OPERATIONS:
16	AEP River Operations	19	0.04	22	0.05
17	Generation & Marketing	17	0.03	33	0.07

18	Parent & Other Ongoing Earnings	(8)	(0.02)	(45)	(0.10)

19	ONGOING EARNINGS	1,272	2.65	1,124	2.49

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

Reconciliation of Ongoing to Reported Earnings
	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	1,244	19	17	(8)	1,272	$ 2.65

Other
Restructuring Program	(178)	(2)	-	(2)	(182)	$ (0.38)
Carbon Capture - APCo Virginia	(34)	-	-	-	(34)	(0.07)
Medicare D Subsidy	(20)	(1)	-	-	(21)	(0.04)

Total Special Items	(232)	(3)	-	(2)	(237)	$ (0.49)

Reported Earnings	1,012	16	17	(10)	1,035	$ 2.16

Financial Results for Year-to-Date 2009 Reconciliation of Ongoing to Reported Earnings
	2009
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	1,114	22	33	(45)	1,124	$ 2.49

Other
SWEPCo SFAS 71	(5)	-	-	-	(5)	$ (0.02)

Total Special Items	(5)	-	-	-	(5)	$ (0.02)

Reported Earnings	1,109	22	33	(45)	1,119	$ 2.47

American Electric Power Summary of Selected Sales Data (Data based on preliminary, unaudited results)

	Nine Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2010	2009	Change

Retail Electric (in millions of kWh):
Residential	48,250	44,730	7.9%
Commercial	38,508	37,773	1.9%
Industrial	42,503	40,563	4.8%
Miscellaneous	2,328	2,291	1.6%
Total Retail (a)	131,589	125,357	5.0%

Wholesale Electric (in millions of kWh): (b)	25,846	22,228	16.3%

Total KWHs	157,435	147,585	6.7%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

CONTACT:  Media: Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or Analysts: Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840, both of AEP